                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of Amendment No. 6 to Statement on Schedule 13D (including any and all further amendments thereto) with respect to the Common Stock, par value $.01 per share, of Party City Corporation, and further agree that this Agreement shall be included as an Exhibit to such joint filing.

                  The undersigned further agree that each party hereto is responsible for timely filing of such Amendment No. 6 to Statement on Schedule 13D and any subsequent amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


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                                                                       EXHIBIT 1

                  In evidence thereof the undersigned, being duly authorized, hereby execute this agreement this 13th day of June, 2002.


                                 SPECIAL VALUE INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company

                                 By: Tennenbaum & Co., LLC
                                 Its: Managing Member

                                 SVIM/MSM, LLC, a Delaware limited liability company

                                 By: Tennenbaum & Co., LLC
                                 Its: Managing Member

                                 SVIM/MSMII, LLC, a Delaware limited liability company

                                 By: Tennenbaum & Co., LLC
                                 Its: Managing Member

                                 SVAR/MM, LLC, a Delaware limited liability company

                                 By: Tennenbaum & Co., LLC
                                 Its: Managing Member

                                 TENNENBAUM & CO., LLC, a Delaware limited liability company

                                 Each of the above by:
                                 /s/ Michael E. Tennenbaum
                                 -----------------------------------------------
                                 Name: Michael E. Tennenbaum
                                 Its: Managing Member
                                 Date: June 13, 2002

                                 MICHAEL E. TENNENBAUM
                                 /s/ Michael E. Tennenbaum
                                 -----------------------------------------------
                                 Michael E. Tennenbaum
                                 Date:  June 13, 2002